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Exhibit 10.38

[Mesa, Arizona]
[Bellflower, California]
[Downey, California]

SECOND AMENDMENT TO LEASE

THIS SECOND AMENDMENT TO LEASE (this "Amendment") is dated as of October 31, 2004 (the "Effective Date"), by and among HEALTH CARE PROPERTY INVESTORS, INC., a Maryland corporation, d/b/a in the State of Arizona under the fictitious name of HC PROPERTIES, INC. ("HCPI") and HEALTH CARE INVESTORS III, a California general partnership ("HCI III"), on the one hand, and MOENIUM HOLDINGS LLC, a Nevada limited liability company ("Lessee"), on the other hand. HCPI and HCI III shall sometimes be collectively referred to as "Lessor."

RECITALS

            A.        Lessor is the "Lessor," and Lessee is the "Lessee" pursuant to that certain Lease dated as of January 31, 2003, as amended by that certain First Amendment to Lease dated as of May 27, 2003 (collectively, the "Lease"), covering (i) that certain supervisory care and independent living Facility located at 262 East Brown Road, Mesa, Arizona and commonly known as "Grand Court Mesa" (the "Grand Court Facility"), (ii) an approximately 53-bed licensed skilled nursing Facility located at 9028 Rose Street, Bellflower, California and commonly known as "Rose Villa Care Center" (the "Bellflower Facility"), and (iii) an approximately 70-bed licensed skilled nursing Facility located at 9300 Telegraph Road, Downey, California and commonly known as "Brookfield Care Center" (the "Downey Facility," and together with the Grand Court Facility and the Bellflower Facility, each a "Facility" and collectively the "Facilities"), all as more particularly described in the Lease. All capitalized terms used in this Amendment and not defined or modified herein shall have the meanings assigned to such terms in the Lease.

            B.        The Lease grants to Lessee, among other things and upon the conditions set forth therein, options to purchase the Facilities, and Lessor and Lessee desire to amend the Lease to delete Lessee's purchase option on the Grand Court Facility, and replace it with a Right of First Refusal on the Grand Court Facility, but only upon the terms and conditions set forth herein.

AMENDMENT

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto hereby agree as follows:

            1.         Modifications to Terms of the Lease. Effective as of the Effective Date, the Lease shall be amended and supplemented in the following particulars:

            (a)       Lessee's Option to Purchase the Facilities. Section 35.1 of the Lease is hereby amended to read, in its entirety, as follows:

"35.1 Lessee's Option to Purchase the Facilities. Provided no Event of Default, or event which, with notice or lapse of time or both, would constitute an Event of Default, has occurred and is continuing hereunder, Lessee shall have the option to purchase the Leased Property of each Facility (with the exception of the Grand Court Facility for which, notwithstanding anything contained herein to the contrary, no option to purchase is granted hereby) upon the expiration of the applicable Fixed Term and each Extended Term, if any, for such Facility, at the greater of (i) the Minimum Repurchase Price for such Facility or (ii) the Fair Market Value for such Facility. Lessee may exercise such option to purchase the Leased Property of each Facility by (i) opening an escrow (the "Escrow") with and by depositing 5% of the applicable purchase price (the "Opening Deposit) and a copy of this Lease with a national title company reasonably acceptable to Lessor ("Escrow Holder") and giving written notice to Lessor of such deposit with Escrow Holder no earlier than eighteen (18) months and not less than twelve (12) months prior to the expiration of the Fixed Term or the Extended Term, as applicable, for such Facility and (ii) delivering to Lessor concurrent with such notice a reaffirmation of the Guaranty executed by Guarantor stating, in substance, that Guarantor's obligations under the Guaranty shall extend to the purchase contract formed by Lessor and Lessee upon proper and timely exercise of such option. If Lessee shall not be entitled to exercise such option (e.g., by reason of an Event of Default) or shall be entitled to exercise the same but shall fail to do so within the time and in the manner herein provided, such option shall lapse and thereafter not be exercisable by Lessee. No failure by Lessor to notify Lessee of any defect in any attempted exercise of the foregoing option shall be deemed a waiver by Lessor of the right to insist upon Lessee's exercise of such option in strict accordance with the provisions hereof. In the event that Lessee shall properly and timely exercise such option, then such transaction shall be consummated on or within ten (10) days after the expiration of the Fixed Term or Extended Term, as applicable, for such Facility (the "Outside Closing Date")."

            (b)       Lessee's Right of First Offer. The following new Section 35.5 is hereby added to the Lease:

"35.5 Lessee's Right of First Offer.

            35.5.1  If during the Term of this Lease with respect to the Grand Court Facility Lessor desires to sell the Leased Property of such Facility, Lessor shall first offer to sell the Leased Property of such Facility to Lessee ("Right of First Offer"). Such Right of First Offer shall be by written notice from Lessor to Lessee, and shall specify the purchase price of the Leased Property of such Facility, and the material terms of the proposed sale (collectively, the "Terms of the Offer"). Notwithstanding anything to the contrary contained in this Section, Lessor shall have the right to enter into a written agreement with a third party or entity for the sale of the Leased Property of any Facility prior to notifying Lessee of the Terms of the Offer, so long as such written agreement is conditioned upon Lessee's waiver of its Right of First Offer with respect to the Leased Property of such Facility and Lessor promptly thereafter notifies Lessee of the Terms of the Offer. Within ten (10) days after delivery to Lessee of Lessor's notice stating the Terms of the Offer, Lessee shall by written notice to Lessor either (i) accept the Terms of the Offer, (ii) reject the Terms of the Offer, or (iii) reject the Terms of the Offer and counter with a new offer under its own terms. If Lessee fails to deliver such written notice to Lessor in the manner and within the time specified in the preceding sentence, then Lessee shall be deemed to have rejected the Terms of the Offer. If Lessee shall, in the manner and within the time specified above, (i) elect to accept the Terms of the Offer, or (ii) elect to make a counteroffer which Lessor accepts, then Lessor and Lessee shall, for the thirty (30) days following Lessee's acceptance of the Terms of the Offer or Lessor's acceptance of such counteroffer, attempt to negotiate a definitive purchase agreement on substantially the same business terms set forth in the Terms of the Offer, subject to the terms of subsection 3.5.4 below. If (i) Lessor and Lessee fail to reach agreement on basic terms within ten (10) days after delivery of Lessee's counteroffer, or (ii) in any case fail to reach a final agreement after such thirty (30)-day negotiation period, then Lessee shall be deemed to have rejected the Terms of the Offer. If Lessor fails to accept or reject Lessee's counter offer in the manner and within the time specified above, then Lessor shall be deemed to have to accepted Lessee's counter offer.

            35.5.2  If Lessee rejects or is deemed to have rejected the Terms of the Offer, or Lessor rejects or is deemed to have rejected Lessee's counter offer, then Lessor shall have the right to offer to sell the Leased Property of such Facility to any third person or entity, negotiate with any third party or entity and to sell the Leased Property of such Facility to any third party or entity upon such terms as shall be acceptable to Lessor and such purchaser without again offering to sell the Leased Property of such Facility to Lessee; provided, however, that (a) in no event shall the purchase price of the Leased Property of such Facility be less than ninety-five percent (95%) of the lesser of the purchase price contained in the Terms of the Offer or Lessor's last counteroffer, as the case may be, nor shall any other term or condition of the sale be materially different from those contained in the Terms of Offer, and (b) if Lessor does not (i) execute and deliver a written purchase contract for the sale of the Leased Property of such Facility with such purchaser within one (1) year after Lessee's election (or deemed election) to not accept the Terms of the Offer and (ii) thereafter proceed to closing thereunder pursuant to the terms thereof, then any future sale of the Leased Property of such Facility shall remain subject to the Right of First Offer contained herein. The Right of First Offer contained in this Section with respect to the Leased Property of any Facility shall not survive any sale or transfer of the Leased Property of such Facility by Lessor to any third party or entity in accordance with the terms of this subsection 35.5.2.

            35.5.3  Notwithstanding anything to the contrary contained in this Section 35.5.3, Lessee's Right of First Offer shall not apply to the sale or transfer of the Leased Property of any Facility, or any portion thereof, (i) to any Affiliate of Lessor, (ii) in a proposed portfolio transaction involving one or more other properties of Lessor or any Affiliate of Lessor, (iii) to the surviving Person in connection with a merger, consolidation or acquisition of or with Lessor, (iv) to a Person which acquires all or substantially all of the assets of Lessor, (v) by any lender of Lessor in connection with a foreclosure or transfer in lieu of foreclosure of any deed of trust or mortgage executed by Lessor for the benefit of such lender or (vi) resulting from the conveyance, sale, assignment, transfer or disposition of any stock or partnership, membership or other interests (whether equity or otherwise) in Lessor.

            35.5.4  Notwithstanding the Terms of the Offer, any purchase agreement entered into hereunder by and between Lessor and Lessee shall be subject to the following: (i) Guarantor shall reaffirm the Guaranty and confirm that the Guaranty extends to Lessee's obligations arising under the purchase agreement; (ii) such purchase agreement shall provide that an Event of Default under this Lease shall constitute a default under such purchase agreement; and (iii) any defaults continuing beyond any applicable cure period under such purchase agreement shall constitute an Event of Default under this Lease."

            (c)       Rights of Lessee Prior to Closing. The following new Section 18.2 is hereby added to the Lease:

            18.2     Rights of Lessee Prior to Closing. Notwithstanding anything to the contrary in this Lease, or at law or in equity, if Lessee exercises any right or option of Lessee to purchase or acquire the Leased Property of any Facility pursuant to any of the provisions of this Lease, or Lessor shall exercise its right to require Lessee to purchase the Lease Property of any Facility pursuant to Section 16.5 hereof (herein, a "Purchase Right/Obligation Exercise"), the following shall pertain:

            (i)        Such Purchase Right/Obligation Exercise (and any purchase or other separate contract formed upon such Purchase Right/Obligation Exercise) shall not under any circumstances cause a termination of this Lease, and this Lease shall remain in full force and effect to and until the consummation of the closing in accordance with the terms thereof;

            (ii)       Lessee hereby acknowledges and agrees that Lessee shall not under any circumstances be entitled to possession of the Leased Property of any Facility under the terms of any purchase or other separate contract formed upon such Purchase Right/Obligation Exercise until the closing thereof, and that Lessee's possession of the Leased Property of such Facility shall be solely by way of this Lease;

            (iii)      In no event shall Lessee be deemed a vendee in possession; and

            (iv)      In the event that an Event of Default shall occur at anytime during the period from such Purchase Right/Obligation Exercise, Lessor shall be entitled to exercise any and all rights or remedies available to a landlord against a defaulting Tenant, whether at law or equity, including those set forth in Article XVI hereof, and specifically including the right to recover possession of the Leased Property of such Facility through summary proceedings (such as unlawful detainer or other similar action permitted by law), and in no event shall Lessor be required to bring an action for ejectment or any other similar non-expedited proceeding.

            (d)       Lessor's Address. Lessor's address as set forth in Section 33.1 of the Lease is hereby changed to the following:

Health Care Property Investors, Inc.
3760 Kilroy Airport Way, Suite 300
Long Beach, California 90806
Attn: Legal Department
Fax: (562) 733-5200

            2.         Representations and Warranties of Lessee. As of the Effective Date, Lessee represents and warrants to the Lessor as follows:

            (a)       Lessee is duly organized and validly existing under the laws of its state of organization/formation, is qualified to do business and in good standing in the State and has full power, authority and legal right to execute and deliver this Amendment and to perform and observe the provisions of this Amendment to be observed and/or performed by Lessee.

            (b)       This Amendment has been duly authorized, executed and delivered by Lessee, and constitutes and will constitute the valid and binding obligations of Lessee enforceable against Lessee in accordance with its terms, except as such enforceability may be limited by creditors rights, laws and general principles of equity.

            (c)       Lessee is solvent, has timely and accurately filed all tax returns required to be filed by Lessee, and is not in default in the payment of any taxes levied or assessed against Lessee or any of its assets, or subject to any judgment, order, decree, rule or regulation of any governmental authority which would, in each case or in the aggregate, adversely affect Lessee's condition, financial or otherwise, or Lessee's prospects or the Leased Property.

            (d)       No consent, approval or other authorization of, or registration, declaration or filing with, any governmental authority is required for the due execution and delivery of this Amendment, or for the performance by or the validity or enforceability of this Amendment against Lessee.

            (e)       The execution and delivery of this Amendment and compliance with the provisions hereof will not result in (i) a breach or violation of (A) any Legal Requirement applicable to Lessee now in effect; (B) the organizational or charter documents of such party; (C) any judgment, order or decree of any governmental authority binding upon Lessee; or (D) any agreement or instrument to which Lessee is a counterparty or by which it is bound; or (ii) the acceleration of any obligation of Lessee.

            3.         Full Force and Effect; Counterparts; Facsimile Signatures. Except as hereby amended, the Lease shall remain in full force and effect. This Amendment may be executed in any number of counterparts, all of which shall constitute one and the same instrument. Telecopied signatures may be used in place of original signatures on this Amendment, and Lessor and Lessee both intend to be bound by the signatures of the telecopied document.

[Signatures on Next Page]

[Mesa, Arizona]
[Bellflower, California]
[Downey, California]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the day and year first written above.

"Lessor"		"Lessee"
HEALTH CARE PROPERTY INVESTORS, INC., a Maryland corporation		MOENIUM HOLDINGS LLC, a Nevada limited liability company
By:	/s/ EDWARD J. HENNING Name: Edward J. Henning Title: Senior Vice President	THE ENSIGN GROUP, INC., a Delaware corporation, its sole Member
		By:	/s/ CHRISTOPHER R. CHRISTENSEN Christopher R. Christensen President
HEALTH CARE INVESTORS III, a California general partnership By HEALTH CARE PROPERTY INVESTORS, INC., a Maryland corporation
By:	/s/ EDWARD J. HENNING Name: Edward J. Henning Title: Senior Vice President

CONSENT AND REAFFIRMATION OF GUARANTOR

The undersigned Guarantor hereby (i) consents to this Amendment and (ii) reaffirms to Lessor that his obligations under the Guaranty dated January 31, 2003, remain in full force and effect with respect to the Lease, as amended hereby.

The Ensign Group, Inc.,
a Delaware corporation

By:	/s/ CHRISTOPHER R. CHRISTENSEN Christopher R. Christensen President

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SECOND AMENDMENT TO LEASE